UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 29, 2012

McDermott International, Inc.

(Exact name of registrant as specified in its charter)

REPUBLIC OF PANAMA	001-08430	72-0593134
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

757 N. Eldridge Parkway Houston, Texas		77079
(Address of principal executive offices)		(Zip Code)

Registrant’s Telephone Number, including Area Code: (281) 870-5000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 29, 2012, the Compensation Committee (the “Compensation Committee”) of the Board of Directors (the “Board”) of McDermott International, Inc. (“McDermott”) took the following actions relating to the compensation of McDermott’s chief executive officer, chief financial officer and each other executive officer expected to be listed in the Summary Compensation Table in McDermott’s proxy statement for its 2012 Annual Meeting of Stockholders (collectively, the “Named Executive Officers”), which actions were approved by the Board on March 1, 2012. The Named Executive Officers include all persons listed in the Summary Compensation Table in McDermott’s proxy statement for its 2011 Annual Meeting of Stockholders who remain employed by McDermott.

2012 Annual Cash Bonus. The Compensation Committee established 2012 annual target award opportunities and confidential performance measures relative to those opportunities for participants in McDermott’s Executive Incentive Compensation Plan (the “EICP”), including the Named Executive Officers. For the year ending December 31, 2012, the target award opportunities for the Named Executive Officers are as follows:

Named Executive Officer	Target EICP Award Opportunity (as a percentage of 2012 annual base salary earned)
Stephen M. Johnson	100%
Perry L. Elders	70%
Gary L. Carlson	70%
Liane K. Hinrichs	70%
John T. McCormack	80%

100% of the 2012 target award opportunity will be attributable to financial performance goals established by the Compensation Committee, (1) subject to adjustment by the Compensation Committee, in its sole discretion, based on the Chief Executive Officer’s individual performance, including but not limited to the individual performance objectives established for the Chief Executive Officer by the Compensation Committee, and (2) for the other participants in the EICP, including the remaining Named Executive Officers, subject to adjustment by the Chief Executive Officer based on each participant’s individual performance, with any such adjustment to be subject to the approval of the Compensation Committee. The financial performance goals are attributable 70% to McDermott’s consolidated operating income and 30% to return on invested capital for determining the minimum (25%), target (100%) and maximum (200%) payment a participant would be eligible to earn under the EICP in 2012. The Compensation Committee established the performance goals based on management’s internal projections of 2012 operating income and return on invested capital. No awards will be paid unless the stated minimum operating income level is achieved, and the Compensation Committee has the discretion to reduce the amount of any payout even if performance goals have been achieved.

2012 Long-Term Incentive. The Compensation Committee approved the types of grants and form of grant agreements to be used in connection with the 2012 grants. The 2012 grants include, for each Named Executive Officer, total shareholder return performance shares, restricted stock units and stock options. The grants were all made pursuant to our 2009 McDermott International, Inc. Long-Term Incentive Plan. Copies of the general forms of those agreements are included as Exhibits 10.1, 10.2 and 10.3, respectively, to this current report.

Perquisite Allowance. The Compensation Committee approved a perquisite allowance for certain of our executive officers, including each of the Named Executive Officers. The perquisite allowance is in the amount of $20,000, is paid in cash that may be used for any purpose determined by the recipient and is in lieu of any reimbursements made by McDermott to those executive officers receiving the perquisite allowance for any individual perquisite, with the exception of any company-required spousal travel for the Chief Executive Officer, and any company-required spousal travel approved by the Chief Executive Officer for the remaining Named Executive Officers.

Deferred Compensation Plan Company Contribution. The Compensation Committee approved a 2012 company contribution under the McDermott International, Inc. Director and Executive Deferred Compensation Plan (the “Deferred Compensation Plan”) for certain of our executive officers, including the Named Executive Officers, in an amount of 5% of Compensation (as defined in the Deferred Compensation Plan) received from McDermott during 2011.

Other Matters. The Compensation Committee deferred any action relating to 2012 adjustments to annual base salaries for the Named Executive Officers.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Form of 2009 LTIP 2012 Total Shareholder Return Performance Share Grant Agreement

10.2	Form of 2009 LTIP 2012 Restricted Stock Unit Grant Agreement

10.3	Form of 2009 LTIP 2012 Stock Option Grant Agreement

10.4	Summary of Named Executive Officer 2012 Salaries and Target EICP Compensation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MCDERMOTT INTERNATIONAL, INC.

By:	/s/ Perry L. Elders
Perry L. Elders
Senior Vice President and Chief Financial Officer

March 6, 2012

EXHIBIT INDEX

10.1	Form of 2009 LTIP 2012 Total Shareholder Return Performance Share Grant Agreement

10.2	Form of 2009 LTIP 2012 Restricted Stock Unit Grant Agreement

10.3	Form of 2009 LTIP 2012 Stock Option Grant Agreement

10.4	Summary of Named Executive Officer 2012 Salaries and Target EICP Compensation

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